UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1099680
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Ave., Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:   Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series R Participating Preferred Stock

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

On March 8, 2006, Bioject Medical Technologies Inc. (“Bioject”) and American Stock Transfer & Trust Company (the “Rights Agent”) entered into an amendment to the Rights Agreement, dated as of July 1, 2002 (the “Rights Agreement”), between Bioject and the Rights Agent to exempt LOF Partners, LLC and its affiliates and associates (including Life Sciences Opportunities Fund, L.P., Life Sciences Opportunities Fund II, L.P. and Life Sciences Opportunities Fund II (Institutional), L.P.) from the definition of “Acquiring Person” under the Rights Agreement.

The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the Third Amendment to Rights Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.    Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title
1	Third Amendment, dated as of March 8, 2006, to Rights Agreement, dated as of October 1, 2002, between Bioject and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOJECT MEDICAL TECHNOLOGIES INC.

	By:	/s/ JOHN GANDOLFO
	Name:	John Gandolfo
	Title:	Chief Financial Officer and Vice
President, Finance

Dated: March 29, 2006.